Exhibit 3

                        OPTION AGREEMENT

TO:  EXTRA CLEARING B.V.
     Papenbroekssteeg 2
     Amsterdam, 1012 NW
     Netherlands


1.  Grant of Option

     In consideration of the payment by you today to the undersigned of U.S. $890,000 and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the undersigned), the undersigned grants to you, subject to the terms and conditions hereof, an irrevocable option (the "Option") to purchase up to 890,000 shares of common stock (the "Optioned Shares") in the capital of Intek Diversified Corporation ("Intek"), at a price of U.S. $1.50 per Optioned Share. The Option with respect to 436,000 of the Optioned Shares shall be exercisable at any time and from time to time during the period commencing on the date hereof up to and including, but not after, 4:30 p.m. (Toronto time) on the fifth anniversary of the date set out below. The Option with respect to 454,000 of the Optioned Shares shall be exercisable at any time and from time to time during the period commencing 90 days from the date hereof up to and including, but not after, 4:30 p.m. (Toronto time) on the fifth anniversary of the date set out below. The periods during which the Option is exercisable as aforesaid are herein collectively referred to as the "Option Period". Following the expiry of the Option Period, the Option shall forthwith terminate and be of no further force or effect as to such of the Optioned Shares in respect of which the Option has not then been exercised.

2.  Exercise of Option

     (a) Subject to the terms and conditions hereof, this Option shall be exercisable at any time and from time to time during the Option Period by you giving written notice (a "Notice of Exercise") to the undersigned by personal delivery to the address specified below or by transmittal by telecopier at the number specfied below or to such other address or telecopier number as the undersigned may from time to time notify you in writing,

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which Notice of Exercise shall specify therein the number of
Optioned Shares in respect of which the Option is being exercised. Upon delivery of the Notice of Exercise as aforesaid, the undersigned (hereinafter in this paragraph 2 referred to as the "Vendor") will sell and you or your assigns (hereinafter in this paragraph 2 referred to as the "Purchaser") shall purchase the number of Optioned Shares set forth in the Notice of Exercise (the "Purchased Shares"). The said sale shall be closed at 10:00 a.m. on the fifth business day following delivery of the Notice of Exercise at the offices of the Vendor or at such other time and place as it is agreed between the Purchaser and the Vendor (such place and time are for the purposes of subparagraph 2(b) referred to as the "Place of Closing" and the "Time of Closing", respectively). Nothing herein contained or done pursuant hereto shall obligate you to purchase and/or pay for any Optioned Shares except those Optioned Shares in respect of which you shall have exercised the Option in the manner hereinbefore provided.

     (b)  At the Place of Closing at the Time of Closing:

          (i) the Purchaser shall deliver to the Vendor a certified cheque payable to or to the order of the Vendor in the amount of the purchase price payable by the Purchaser for the Purchased Shares; and

         (ii)  the Vendor shall deliver to the Purchaser:

               (A) a receipt for the certified cheque referred to in clause 2(b)(i);

               (B)  a share certificate or certificates
                    representing the Purchased Shares duly
                    endorsed in blank for transfer (with
                    signatures guaranteed by a Canadian chartered
                    bank);

               (C)  a representation and warranty from the
                    Vendor

                     (1)  that the Vendor is, at the Time of
                 Closing, the beneficial owner of the Purchased Shares with good and marketable title thereto, and clear of all mortgages, liens, charges, security interests, adverse claims, pledges, encumbrances, options, rights, privileges, agreements and demands whatsoever (except those created pursuant to the Pledge Agreement referred to in paragraph 5 hereof);

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                      (2)  that the sale by the Vendor to the
                 Purchaser does not contravene any applicable laws, regulations or policies of securities regulatory authorities in the United States or Canada, nor any of the by-laws, regulations or policies of the National Association of Securities Dealers Automated Quotation System or any other applicable stock exchange; and

                       (3)  that, in the circumstances where part
                 or all of the Purchased Shares are restricted shares of common stock, the Vendor does not, after taking into account the sale of Purchased Shares, beneficially own any registered and freely tradeable shares of common stock in the capital of Intek.

3.  If All Shares Not Purchased

     If you or your assigns exercise the Option in respect of a lesser number of Optioned Shares than the total number of Optioned Shares referred to in this agreement, you or your assigns shall retain the Option to purchase during the Option Period the remaining Optioned Shares referred to in this agreement but not purchased, subject to the terms and conditions set forth herein.

4.  Registered/Unregistered Shares

     Each of you and the undersigned acknowledges that, as of the date hereof, the undersigned owns only 200,000 registered and freely tradeable shares of common stock in the capital of Intek and that the remainder of the common stock of Intek owned by the undersigned is restricted and not freely tradeable under applicable securities laws of the United States. Further, each of us recognizes that the undersigned may acquire additional freely tradeable stock during the Option Period or exercise rights or opportunities available to it during the Option Period to make a secondary offering of restricted common stock it then owns in the capital of Intek and to have such shares registered under applicable United States securities laws, with the result that any such stock would thereafter become freely tradeable. Accordingly, the undersigned hereby agrees that the 200,000 registered and freely tradeable shares of common stock of Intek currently owned by the undersigned shall be retained, unencumbered by the undersigned and shall form a part of the stock pledged to you pursuant to the Pledge Agreement (as defined below). The undersigned further agrees to maintain beneficial ownership of such 200,000 shares of common stock of Intek,

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together with sufficient other shares of common stock of Intek owned by the undersigned which together with such 200,000 shares of common stock of Intek equal, at all times, 890,000 shares of common stock of Intek, less that number of shares in the common stock of Intek which on a cumulative basis have been purchased pursuant to partial exercise of the Option from time to time. In the event that the undersigned, at any time, acquires additional shares of common stock of Intek which are registered and freely tradeable pursuant to applicable securities laws or in the event that shares of common stock of Intek owned at any time by the undersigned become registered and freely tradeable pursuant to applicable securities laws (any registered and freely tradeable shares of common stock in the capital of Intek in excess of the 200,000 registered and freely tradeable shares (the "200,000 Freely Tradeable Shares") referred to in the immediately preceding sentence are referred to herein as the "New Freely Tradeable Shares"), then, in either case, the undersigned shall promptly give notice thereof to you, which notice shall specify the number of New Freely Tradeable Shares then owned by the undersigned and you shall have 10 business days from the date of receipt of such notice to exercise the Option in the manner specified herein with respect to as much registered and freely tradeable shares of common stock of Intek (including New Freely Tradeable Shares) as the undersigned owns at the relevant time. In the event that you do not exercise the Option with respect to the New Freely Tradeable Shares within such 10 business day period, the undersigned shall not be required to retain any or all of such New Freely Tradeable Shares and shall be entitled to sell any or all of such New Freely Tradeable Shares to other purchasers. Provided, however, that the provisions of the immediately preceding sentence shall not detract from your ability to exercise at any time the Option with respect to any New Freely Tradeable Shares as are owned by the undersigned at the time of delivery by you to the undersigned of a Notice of Exercise and further provided that the provisions of the immediately preceding sentence shall not detract from the obligations of the undersigned contained in the third and fourth sentences of this paragraph 4. Provided further that only to the extent the undersigned does not beneficially own registered and freely tradeable common stock in an amount sufficient to fulfill the exercise by you of your Option will the undersigned be entitled to fulfill its obligations hereunder by delivering restricted stock. Notwithstanding the foregoing, you may not exercise the Option in respect of any New Freely Tradeable Shares unless your exercise of the Option in respect of the New Freely Tradeable Shares also includes the exercise of the Option in respect of all or the remaining portion of the 200,000 Freely Tradeable Shares or the Option as it relates to the 200,000 Freely Tradeable Shares has been previously fully exercised.

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5.   Security

     As security for the performance by the undersigned of its obligations herein, including without limitation, its obligation to deliver Optioned Shares in accordance with the terms hereof, the undersigned hereby agrees to pledge in your favour 890,000 common shares of Intek with respect to which the representations and warranties of the Vendor specified in subclause 2(b)(ii)(C) are correct today (except for certain encumbrances of which you are aware and in respect of which the undersigned shall deliver releases within 45 days of the date hereof) and to deposit with you or your agent share certificates duly endorsed in blank (with signature guaranteed by a Canadian chartered bank) representing such pledged shares, all in accordance with the terms of a pledge agreement (the "Pledge Agreement"), the form of which is annexed hereto as Schedule A.

6.  Subdivision, Consolidation and Reclassification of Underlying
    Shares

     (a) In the event of any subdivision, redivision or other change of the common stock of Intek at any time prior to the expiry of the Option Period into a greater number of common stock, the undersigned shall deliver at the time of any exercise thereafter of the Option, such additional number of shares of common stock as would have resulted from such subdivision, redivision or other change if such exercise of the Option could have been and had been effected immediately prior to the date of such subdivision, redivision or other change.

     (b) In the event of any consolidation or other change of the common stock of Intek at any time prior to the expiry of the Option Period into a lesser number of common stock, the number of shares of common stock of Intek deliverable by the undersigned on any exercise thereafter of the Option shall be reduced to such number of shares of common stock as would have resulted from such consolidation or other change if such exercise of the Option could have been and had been effected immediately prior to the date of such consolidation or other change.

     (c) In the event of any reclassification of the common stock of Intek or a capital reorganization of Intek other than as described in subparagraphs 6(a) or (b) or a consolidation, amalgamation or merger of Intek with or into any other body corporate at any time prior to the expiry of the Option Period, the undersigned shall deliver at the time of any exercise thereafter of the Option, in lieu of the number of Optioned Shares otherwise deliverable to you upon such exercise, the number of shares of common stock or other securities of Intek or of the body corporate resulting from such merger, amalgamation or consolidation that you would have been entitled to receive upon

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such reclassification, capital reorganization, consolidation, amalgamation or merger, if such exercise of the Option could have been and had been effected immediately prior to the date of such reclassification, capital reorganization, consolidation, amalgamation or merger.

     (d) On the happening of each and every event described in subparagraphs 6(a) to 6(c) above, the applicable provisions of this agreement and the Option created hereby shall be deemed to be amended accordingly.

7.  Representations and Warranties

     The undersigned represents and warrants in your favour, and acknowledges that you are relying on such representations and warranties in paying the amount referred to in paragraph 1 hereof and in entering into this agreement and the Pledge Agreement, namely: (i) that the granting of the Option to purchase the Optioned Shares and the sale of the Optioned Shares by the undersigned does not, and will not, contravene any applicable laws, regulations or policies of securities regulatory authorities in the United States or Canada, nor any of the by-laws, regulations or securities related policies of the National Association of Securities Dealers Automated Quotation System to any other applicable stock exchange; and (ii) that the undersigned is the beneficial owner of 200,000 registered and freely tradeable shares of common stock in the capital of Intek and of in excess of 690,000 unregistered shares in the capital of Intek.

8.  Filings

     Each of you and the undersigned agrees to make, in a timely fashion, all necessary registrations, filings or notifications as may be required by applicable securities regulatory bodies or stock exchanges.

9.  Assignment, Etc.

     This agreement shall be binding upon and enure to the benefit of our successors and assigns except that the undersigned shall not have the right to assign its rights or obligations hereunder or any interest herein, but you shall have the right to assign this agreement and the Option hereby created, in whole or in part, without the consent of the undersigned, provided that such assignment shall not be made to any party who, by virtue of exercising its rights under this agreement, would contravene any applicable securities laws, regulations or policies in the United States or Canada, nor any of the by-laws, regulations or securities related policies of the National Association of

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Securities Dealers Automated Quotation System or any other
applicable stock exchange.

10.  Time of Essence

     Time shall be of the essence hereof.

11.  Governing Law

     This agreement and our relationship hereunder shall be governed by the laws of the Province of Ontario and you and the undersigned attorn to the jurisdiction of the courts of the Province of Ontario.

12.  U.S. Funds

     All dollar amounts referred to herein shall refer to lawful money of the United States.

     DATED as of this 31st day of March, 1995.

               SIMMONDS COMMUNICATIONS LTD.
               Suite 1050, 5255 Yonge Street
               Willowdale, Ontario
               M2N 6P4

               Telephone:  (416) 221-1900
               Telefax:    (416) 221-3800


                by_________________________________
                    David O'Kell
                    Executive Vice-President



Accepted and agreed to this ____ day of March, 1995:

                EXTRA CLEARING B.V.
                Papenbroekssteeg 2
                Amsterdam, 1012 NW
                Netherlands

                Telephone:  011-31-20-626-5911
                Telefax:    011-31-20-626-9776

                by________________________________
                   Roelof Veenstra
                   Managing Director


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12.  U.S. Funds

     All dollar amounts referred to herein shall refer to lawful money of the United States.

     DATED as of this 31st day of March, 1995.

               SIMMONDS COMMUNICATIONS LTD.
               Suite 1050, 5225 Yonge Street
               Willowdale, Ontario
               M2N 6P4

               Telephone:  (416) 221-1900
               Telefax:    (416) 221-3800

               by__________________________
                 David O'Kell
                 Executive Vice-President


Accepted and agreed to this 31st March, 1995:

               EXTRA CLEARING B.V.
               Papenbroekssteeg 2
               Amsterdam, 1012 NY
               Netherlands

               Telephone:  011-31-20-626-5911
               Telefax:  011-31-20-626-9776

               by______________________________
                 Roelof Veenstra
                 Managing Director

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